Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS FIRST QUARTER RESULTS;

ADJUSTED FFO PER SHARE INCREASED 67%

ANNAPOLIS, MD, April 30, 2014 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended March 31, 2014.

HIGHLIGHTS

•	RevPAR: 12.0% pro forma increase for the 17-hotel portfolio and 7.1% pro forma increase for the 20-hotel portfolio over the same period in 2013.

•	Adjusted Hotel EBITDA Margin: 320 basis point pro forma increase for the 17-hotel portfolio and 220 basis point pro forma increase for the 20-hotel portfolio over the same period in 2013.

•	Adjusted Hotel EBITDA: $21.9 million.

•	Adjusted Corporate EBITDA: $18.0 million.

•	Adjusted FFO: $12.2 million or $0.25 per diluted common share.

•	Dividends: Increased first quarter 2014 dividend by 15.4% to $0.30 per common share (4.5% annualized yield based on the closing price of the Trust’s common shares on April 29, 2014).

“We are off to a great start in 2014 with strong performance by our hotel portfolio during the first quarter. Our 17-hotel portfolio outperformed our expectations with a 12.0% pro forma increase in RevPAR and 320 basis points of pro forma margin expansion as a result of our concentration in strong markets and asset management initiatives. We are also pleased with the improvements we are seeing at the hotels acquired in 2013, driven by enhanced revenue management and operational changes we have instituted which have significantly improved margins,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Mr. Francis continued, “We are also pleased to report that substantially all of the guestrooms at our W Chicago – Lakeshore have now been renovated and the lobby, restaurant and bar are expected to be completed in the next several weeks, all within our expected time frame and budgeted costs. Initial feedback from guests has been extremely positive and we couldn’t be more excited about the future prospects of the W Chicago – Lakeshore and the spectacular new product.”

CONSOLIDATED FINANCIAL RESULTS

The following is a summary of the consolidated financial results for the three months ended March 31, 2014 and 2013 (in millions, except share and per share amounts):

	Three months ended March 31,
	2014(1)	2013(2)

Total revenue	$94.8	$70.6

Net loss available to common shareholders	$(0.2)	$(4.9)
Net loss per diluted common share	$(0.01)	$(0.11)

Adjusted Hotel EBITDA	$21.9	$15.6

Adjusted Corporate EBITDA	$18.0	$12.2

AFFO available to common shareholders	$12.2	$6.8
AFFO per diluted common share	$0.25	$0.15

Weighted-average number of common shares outstanding - basic and diluted	48,961,556	44,493,165

(1)	Includes results of operations of 20 hotels for the full period.
(2)	Includes results of operations of 15 hotels for the full period and two hotels for part of the period.

HOTEL OPERATING RESULTS

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. The Trust uses the term “pro forma” to refer to metrics that include, or comparison of metrics that are based on, the hotel operating results of previous ownership for either a portion of or the entire period. Since five of the Trust’s hotels owned as of March 31, 2014 were

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

acquired at various times during 2013, the key operating metrics for the 17-hotel portfolio and the 20-hotel portfolio reflect the pro forma operating results of those five hotels for the first quarter 2013. Included in the following table are comparisons of occupancy, average daily rate (ADR), room revenue per available room (RevPAR), Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin, the key operating metrics that management uses to assess the performance of its hotels for the three months ended March 31, 2014 and 2013 (in thousands, except ADR and RevPAR):

	Three months ended March 31,
	2014	2013(1)	Change
17-Hotel Portfolio(2)
Occupancy	78.6%	74.3%	430	bps
ADR	$179.26	$169.36	5.8%
RevPAR	$140.90	$125.79	12.0%

Adjusted Hotel EBITDA	$20,948	$16,294	28.6%
Adjusted Hotel EBITDA Margin	25.1%	21.9%	320	bps

20-Hotel Portfolio
Occupancy	74.4%	72.7%	170	bps
ADR	$178.51	$170.51	4.7%
RevPAR	$132.80	$123.96	7.1%

Adjusted Hotel EBITDA	$21,940	$18,492	18.6%
Adjusted Hotel EBITDA Margin	23.1%	20.9%	220	bps

(1)	Includes results of operations for certain hotels prior to their acquisition by the Trust.
(2)	Excludes the W Chicago – Lakeshore, the W New Orleans, and the Holiday Inn New York City Midtown – 31st Street, as these hotels are undergoing comprehensive renovations during 2014.

Hotel EBITDA, Adjusted Hotel EBITDA, Adjusted Hotel EBITDA Margin, Corporate EBITDA, Adjusted Corporate EBITDA, FFO, FFO available to common shareholders and AFFO available to common shareholders are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

MAJOR REPOSITIONINGS

The comprehensive renovation at the 520-room W Chicago – Lakeshore, which commenced in the third quarter of 2013, is expected to be substantially completed in May 2014 and within the Trust’s budgeted cost of $38.0 million.

The Trust continues to expect that the comprehensive renovation at the 410-room W New Orleans to reposition the hotel to the Le Meridien brand will cost approximately $29.0 million, commence in May 2014, and be completed in the fourth quarter of 2014.

On February 5, 2014, the Trust announced that it had entered into a franchise agreement with a Hyatt affiliate to convert the 122-room Holiday Inn New York City Midtown – 31st Street to the Hyatt Herald Square. Conversion of the hotel is expected to occur following the completion of a comprehensive renovation, which the Trust continues to expect will cost approximately $6.0 million. The hotel will be closed throughout the renovation, which is expected to commence and be completed in the third quarter of 2014.

CAPITAL MARKETS

The Trust did not sell any common shares under the continuous at-the-market (ATM) program during the first quarter of 2014 and through the date of this release.

DIVIDENDS

On January 15, 2014, the Trust paid dividends in the amounts of $0.26 per share to its common shareholders and $0.484375 per share to its preferred shareholders, both of record as of December 31, 2013. On February 20, 2014, the Trust declared dividends in the amounts of $0.30 per share payable to its common shareholders and $0.484375 per share payable to its preferred shareholders, both of record as of March 31, 2014. Both dividends were paid on April 15, 2014.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

2014 OUTLOOK

The Trust is increasing its 2014 outlook to incorporate its first quarter results and recent operating trends and fundamentals. The updated outlook assumes no additional acquisitions, dispositions, or financing transactions (in millions, except RevPAR and per share amounts):

Second Quarter 2014	Outlook
	Low		High
CONSOLIDATED:

Net income available to common shareholders	$15.7		$17.2
Net income per diluted common share	$0.32		$0.35

Adjusted Corporate EBITDA	$40.9		$42.6

AFFO available to common shareholders	$29.0		$30.5
AFFO per diluted common share	$0.59		$0.62

Corporate general and administrative expense	$3.7		$3.8

Weighted-average number of diluted common shares outstanding	49.0		49.0

HOTEL PORTFOLIO:

17-Hotel Portfolio(1)
RevPAR	$184.00		$188.00
Pro forma RevPAR increase over 2013(2)	5.0%		7.0%
Adjusted Hotel EBITDA	$38.8		$40.3
Adjusted Hotel EBITDA Margin	36.0%		36.7%
Pro forma Adjusted Hotel EBITDA Margin increase over 2013(2)	100	bps	175	bps

20-Hotel Portfolio
RevPAR	$179.00		$183.00
Pro forma RevPAR increase over 2013(2)	2.0%		4.0%
Adjusted Hotel EBITDA	$44.6		$46.4
Adjusted Hotel EBITDA Margin	35.2%		35.9%
Pro forma Adjusted Hotel EBITDA Margin increase over 2013(2)	25	bps	100	bps

(1)	Excludes the W Chicago – Lakeshore, the W New Orleans, and the Holiday Inn New York City Midtown – 31st Street, as these hotels are undergoing comprehensive renovations during 2014.
(2)	The comparable 2013 period includes results of operations for certain hotels prior to their acquisition by the Trust.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Full Year 2014	Updated Outlook				Previous Outlook
	Low		High		Low		High
CONSOLIDATED:

Net income available to common shareholders	$39.7		$44.5		$38.9		$43.7
Net income per diluted common share	$0.81		$0.91		$0.79		$0.89

Adjusted Corporate EBITDA	$132.7		$138.0		$131.2		$136.5

AFFO available to common shareholders	$94.6		$99.4		$93.1		$97.9
AFFO per diluted common share	$1.93		$2.03		$1.90		$2.00

Corporate general and administrative expense	$14.5		$15.2		$14.0		$14.7

Weighted-average number of diluted common shares outstanding	49.0		49.0		49.0		49.0

HOTEL PORTFOLIO:

17-Hotel Portfolio(1)
RevPAR	$168.00		$171.00		$167.00		$170.00
Pro forma RevPAR increase over 2013(2)	5.5%		7.5%		5.0%		7.0%
Adjusted Hotel EBITDA	$129.8		$134.8		$128.0		$133.0
Adjusted Hotel EBITDA Margin	32.7%		33.4%		32.5%		33.2%
Pro forma Adjusted Hotel EBITDA Margin increase over 2013(2)	100	bps	175	bps	75	bps	150	bps

20-Hotel Portfolio
RevPAR	$163.00		$166.00		$162.00		$165.00
Pro forma RevPAR increase over 2013(2)	4.0%		6.0%		3.5%		5.5%
Adjusted Hotel EBITDA	$147.2		$153.2		$145.2		$151.2
Adjusted Hotel EBITDA Margin	31.7%		32.4%		31.4%		32.1%
Pro forma Adjusted Hotel EBITDA Margin increase over 2013(2)	50	bps	125	bps	25	bps	100	bps

(1)	Excludes the W Chicago – Lakeshore, the W New Orleans, and the Holiday Inn New York City Midtown – 31st Street, as these hotels are undergoing comprehensive renovations during 2014.
(2)	The comparable 2013 period includes results of operations for certain hotels prior to their acquisition by the Trust.

NON-GAAP FINANCIAL MEASURES

The Trust reports the following eight non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) Hotel EBITDA, (2) Adjusted Hotel EBITDA, (3) Adjusted Hotel EBITDA Margin, (4) Corporate EBITDA, (5) Adjusted Corporate EBITDA, (6) FFO, (7) FFO available to common shareholders and (8) AFFO available to common shareholders. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included in the accompanying financial tables.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and liabilities, including ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

FFO available to common shareholders – The Trust reduces FFO for preferred share dividends and dividends declared on and earnings allocated to unvested time-based awards (consistent with adjustments required by GAAP in reporting net income available to common shareholders and related per share amounts). FFO available to common shareholders provides investors another financial measure to evaluate the Trust’s operating performance after taking into account the interests of holders of the Trust’s preferred shares and unvested time-based awards.

AFFO available to common shareholders – The Trust further adjusts FFO available to common shareholders for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that AFFO available to common shareholders provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CONFERENCE CALL

The Trust will host a conference call on Wednesday, April 30, 2014 at 5:30 p.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 21752926. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on May 7, 2014. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 21752926. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 20 hotels with an aggregate of 5,932 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing hotels and the Trust’s 2014 outlook, and the Trust’s expectation of its ability and the cost and timing of completing various renovations at its existing hotels. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Trust’s ability to complete renovations timely and within expected costs; the Trust’s ability to continue to satisfy complex rules in order for it to

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

remain a REIT for federal income tax purposes; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 30, 2014, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Property and equipment, net	$1,431,589	$1,422,439
Intangible assets, net	38,631	38,781
Cash and cash equivalents	34,684	28,713
Restricted cash	33,841	34,235
Accounts receivable, net	18,061	13,011
Prepaid expenses and other assets	13,899	10,478
Deferred financing costs, net	5,782	6,501

Total assets	$1,576,487	$1,554,158

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$564,239	$531,771
Accounts payable and accrued expenses	48,307	45,982
Other liabilities	31,714	29,848

Total liabilities	644,260	607,601

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Shares; 5,000,000 shares issued and outstanding ($127,422 liquidation preference)	50	50
Common shares, $.01 par value; 400,000,000 shares authorized; 50,033,997 shares and 49,574,005 shares issued and outstanding, respectively	501	496
Additional paid-in capital	992,308	991,417
Cumulative dividends in excess of net income	(60,593)	(45,339)
Accumulated other comprehensive loss	(39)	(67)

Total shareholders’ equity	932,227	946,557

Total liabilities and shareholders’ equity	$1,576,487	$1,554,158

SUPPLEMENTAL CREDIT INFORMATION:

Fixed charge coverage ratio(1)	2.60	2.67
Leverage ratio(1)	34.9%	33.5%

(1)	Calculated as defined under the Trust’s revolving credit facility.

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013
REVENUE
Rooms	$70,839	$51,544
Food and beverage	20,268	15,912
Other	3,667	3,145

Total revenue	94,774	70,601

EXPENSES
Hotel operating expenses:
Rooms	18,619	14,019
Food and beverage	16,210	12,592
Other direct	1,781	1,771
Indirect	36,149	26,580

Total hotel operating expenses	72,759	54,962
Depreciation and amortization	12,498	8,839
Air rights contract amortization	130	130
Corporate general and administrative	3,920	3,342
Hotel acquisition costs	—	2,899

Total operating expenses	89,307	70,172

Operating income	5,467	429

Interest income	—	218
Interest expense	(6,686)	(5,441)

Loss before income taxes	(1,219)	(4,794)

Income tax benefit	3,397	2,284

Net income (loss)	2,178	(2,510)

Preferred share dividends	(2,422)	(2,422)

Net loss available to common shareholders	$(244)	$(4,932)

Net loss per common share - basic and diluted	$(0.01)	$(0.11)

Weighted-average number of common shares outstanding - basic and diluted	48,961,556	44,493,165

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$2,178	$(2,510)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,498	8,839
Air rights contract amortization	130	130
Deferred financing costs amortization	719	619
Share-based compensation	1,326	1,133
Other	(141)	(131)
Changes in assets and liabilities:
Accounts receivable, net	(5,050)	(4,710)
Prepaid expenses and other assets	(3,421)	(2,697)
Accounts payable and accrued expenses	2,135	3,021
Other liabilities	(7)	(6)

Net cash provided by operating activities	10,367	3,688

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	—	(101,941)
Receipt of deposit on hotel acquisition	—	700
Improvements and additions to hotels	(21,648)	(4,572)
Repayment of hotel construction loan	—	7,810
Change in restricted cash	394	(1,057)

Net cash used in investing activities	(21,254)	(99,060)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	—	166,083
Payment of offering costs related to sale of common shares	—	(169)
Borrowings under revolving credit facility	35,000	5,000
Repayments under revolving credit facility	—	(55,000)
Proceeds from issuance of mortgage debt	—	67,000
Scheduled principal payments on mortgage debt	(2,479)	(800)
Payment of deferred financing costs	—	(1,048)
Deposit on loan application	—	(390)
Payment of dividends to common shareholders	(12,811)	(8,748)
Payment of dividends to preferred shareholders	(2,422)	(2,422)
Repurchase of common shares	(430)	(1,088)

Net cash provided by financing activities	16,858	168,418

Net increase in cash	5,971	73,046
Cash and cash equivalents, beginning of period	28,713	33,194

Cash and cash equivalents, end of period	$34,684	$106,240

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates Hotel EBITDA, Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin for the 17-hotel portfolio and the 20-hotel portfolio for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	17-Hotel Portfolio(1)		20-Hotel Portfolio
	2014	2013(2)	2014	2013(2)
Total revenue	$83,409	$74,295	$94,774	$88,510
Less: Total hotel operating expenses	62,386	57,933	72,759	69,950

Hotel EBITDA	21,023	16,362	22,015	18,560
Less: Non-cash amortization(3)	(75)	(68)	(75)	(68)

Adjusted Hotel EBITDA	$20,948	$16,294	$21,940	$18,492

Adjusted Hotel EBITDA Margin	25.1%	21.9%	23.1%	20.9%

(1)	Excludes the W Chicago – Lakeshore, the W New Orleans, and the Holiday Inn New York City Midtown – 31st Street, as these hotels are undergoing comprehensive renovations during 2014.
(2)	Includes results of operations for certain hotels prior to their acquisition by the Trust.
(3)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table calculates Hotel EBITDA and Adjusted Hotel EBITDA contributed by the Trust’s hotel portfolio for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	2014	2013
Total revenue	$94,774	$70,601
Less: Total hotel operating expenses	72,759	54,962

Hotel EBITDA	22,015	15,639
Less: Non-cash amortization(1)	(75)	(68)

Adjusted Hotel EBITDA	$21,940	$15,571

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles net income (loss) to Corporate EBITDA and Adjusted Corporate EBITDA for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	2014	2013
Net income (loss)	$2,178	$(2,510)
Add: Depreciation and amortization	12,498	8,839
Interest expense	6,686	5,441
Less: Interest income	—	(218)
Income tax benefit	(3,397)	(2,284)

Corporate EBITDA	17,965	9,268
Add: Hotel acquisition costs	—	2,899
Non-cash amortization(1)	55	62

Adjusted Corporate EBITDA	$18,020	$12,229

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net income (loss) to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	2014	2013
Net income (loss)	$2,178	$(2,510)
Add: Depreciation and amortization	12,498	8,839

FFO	14,676	6,329
Less: Preferred share dividends	(2,422)	(2,422)
Dividends declared on unvested time-based awards	(129)	(88)
Undistributed earnings allocated to unvested time-based awards	—	—

FFO available to common shareholders	12,125	3,819
Add: Hotel acquisition costs	—	2,899
Non-cash amortization(1)	55	62

AFFO available to common shareholders	$12,180	$6,780

FFO per common share - basic and diluted	$0.25	$0.09
AFFO per common share - basic and diluted	$0.25	$0.15

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the 17-hotel portfolio and the 20-hotel portfolio for the three months ending June 30, 2014:

	Three Months Ending June 30, 2014
	17-Hotel Portfolio(1)		20-Hotel Portfolio
	Low	High	Low	High
Total revenue	$107,900	$109,800	$126,800	$129,100
Less: Total hotel operating expenses	69,020	69,420	82,120	82,620

Hotel EBITDA	38,880	40,380	44,680	46,480
Less: Non-cash amortization(2)	(80)	(80)	(80)	(80)

Adjusted Hotel EBITDA	$38,800	$40,300	$44,600	$46,400

(1)	Excludes the W Chicago – Lakeshore, the W New Orleans, and the Holiday Inn New York City Midtown – 31st Street, as these hotels are undergoing comprehensive renovations during 2014.
(2)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three months ending June 30, 2014:

	Three Months Ending June 30, 2014
	Low	High
Net income	$18,260	$19,760
Add: Depreciation and amortization	13,250	13,250
Interest expense	6,840	6,840
Income tax expense	2,500	2,700
Less: Interest income	—	—

Corporate EBITDA	40,850	42,550
Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	50	50

Adjusted Corporate EBITDA	$40,900	$42,600

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three months ending June 30, 2014:

	Three Months Ending June 30, 2014
	Low	High
Net income	$18,260	$19,760
Add: Depreciation and amortization	13,250	13,250

FFO	31,510	33,010
Less: Preferred share dividends	(2,420)	(2,420)
Dividends declared on unvested time-based awards	(130)	(130)
Undistributed earnings allocated to unvested time-based awards	—	—

FFO available to common shareholders	28,960	30,460
Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	50	50

AFFO available to common shareholders	$29,010	$30,510

FFO per common share - basic and diluted	$0.59	$0.62
AFFO per common share - basic and diluted	$0.59	$0.62
Weighted-average number of diluted common shares outstanding	48,962	48,962

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the 17-hotel portfolio and the 20-hotel portfolio for the year ending December 31, 2014:

	Year Ending December 31, 2014
	17-Hotel Portfolio(1)		20-Hotel Portfolio
	Low	High	Low	High
Total revenue	$396,900	$403,000	$465,000	$472,800
Less: Total hotel operating expenses	266,800	267,900	317,500	319,300

Hotel EBITDA	130,100	135,100	147,500	153,500
Less: Non-cash amortization(2)	(300)	(300)	(300)	(300)

Adjusted Hotel EBITDA	$129,800	$134,800	$147,200	$153,200

(1)	Excludes the W Chicago – Lakeshore, the W New Orleans, and the Holiday Inn New York City Midtown – 31st Street, as these hotels are undergoing comprehensive renovations during 2014.
(2)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income to Corporate EBITDA and Adjusted Corporate EBITDA for the year ending December 31, 2014:

	Year Ending December 31, 2014
	Low	High
Net income	$49,920	$54,720
Add: Depreciation and amortization	54,640	54,640
Interest expense	27,020	27,020
Income tax expense	900	1,400
Less: Interest income	—	—

Corporate EBITDA	132,480	137,780
Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	220	220

Adjusted Corporate EBITDA	$132,700	$138,000

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the year ending December 31, 2014:

	Year Ending December 31, 2014
	Low	High
Net income	$49,920	$54,720
Add: Depreciation and amortization	54,640	54,640

FFO	104,560	109,360
Less: Preferred share dividends	(9,690)	(9,690)
Dividends declared on unvested time-based awards	(500)	(500)
Undistributed earnings allocated to unvested time-based awards	—	—

FFO available to common shareholders	94,370	99,170
Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	220	220

AFFO available to common shareholders	$94,590	$99,390

FFO per common share - basic and diluted	$1.93	$2.02
AFFO per common share - basic and diluted	$1.93	$2.03
Weighted-average number of diluted common shares outstanding	48,985	48,985

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Acquisition Date
1	Hyatt Regency Boston	Boston, MA	502	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	193	June 1, 2010
3	Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	July 30, 2010
4	Boston Marriott Newton	Newton, MA	430	July 30, 2010
5	Le Meridien San Francisco	San Francisco, CA	360	December 15, 2010
6	Homewood Suites Seattle Convention Center	Seattle, WA	195	May 2, 2011
7	W Chicago - City Center	Chicago, IL	403	May 10, 2011
8	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	June 17, 2011
9	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	June 30, 2011
10	Hotel Adagio San Francisco, Autograph Collection	San Francisco, CA	171	July 8, 2011
11	Denver Marriott City Center	Denver, CO	613	October 3, 2011
12	Holiday Inn New York City Midtown - 31st Street	New York, NY	122	December 22, 2011
13	W Chicago - Lakeshore	Chicago, IL	520	August 21, 2012
14	Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	429	September 7, 2012
15	The Hotel Minneapolis, Autograph Collection	Minneapolis, MN	222	October 30, 2012
16	Hyatt Place New York Midtown South	New York, NY	185	March 14, 2013
17	W New Orleans - French Quarter	New Orleans, LA	97	March 28, 2013
18	W New Orleans	New Orleans, LA	410	April 25, 2013
19	Hyatt Fisherman’s Wharf	San Francisco, CA	313	May 31, 2013
20	Hyatt Santa Barbara	Santa Barbara, CA	200	June 27, 2013

			5,932